UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 2, 2025

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2025, and effective on the same date, the majority stockholder of Golden Matrix Group, Inc. (the “Company”, “we”, and “our”), Aleksandar Milovanović (voting all 93,328,294 shares of common stock and all 850 shares of Series C Preferred Stock (voting in aggregate 6,375,000 voting shares), which he held as of such date), unilaterally, and without solicitation by the Company, took action by a consent to action without meeting, in accordance with Section 78.320 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, and Bylaws, each as amended, and adopted two amendments to the Company’s bylaws (the “Bylaws”):

•	Article XIII, Section 45 of the Bylaws (“Section 45”), which provides that (A) amendments to the Bylaws may be adopted by holders of a majority of the outstanding shares entitled to vote or by the Company’s board of directors (the “Board”), (B) a Bylaw adopted by the stockholders may restrict or eliminate the power of the Board to adopt, amend, or repeal the Bylaws, and (C) the Board may not amend any amendment or modification of the Bylaws adopted by the stockholders without approval of the stockholders, was amended to provide that Section 45 itself may only be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares of the Company entitled to vote.

•	Article V, Section 28(b) of the Bylaws, which details the powers of the Chairperson of the Board (the “Chairperson”), was amended to provide that the Chairperson may, in his/her sole discretion, upon written notice to the Board, suspend or postpone any regular or special meeting of the stockholders or of the Board (if it has already commenced) or any specific agenda item at any such meeting to a future date within the Chairperson’s sole discretion, provided that such postponement is not more than 30 days following the meeting which was suspended or postponed.

No meeting was called for the purpose of the action described herein, and no votes were cast at a meeting, no votes were withheld or cast against the action and there were no broker-non-votes.

Because the action taken by Mr. Milovanović was a unilateral stockholder action, and not a corporate action, and because no solicitation was made by the Company in connection therewith, the Company does not believe that an information statement on Schedule 14C is required to be filed in connection with such unilateral stockholder action and does not plan to file a Schedule 14C information statement in connection therewith. As a result, the amendments to the Bylaws described above became effective on the date approved by Mr. Milovanović, December 2, 2025.

A copy of the amendments to the Bylaws are attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03 in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.07, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 5.07 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1*	Amendments to the Bylaws of Golden Matrix Group, Inc. dated December 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 8, 2025	By:	/s/ Rich Christensen
Rich Christensen
Chief Financial Officer

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